UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2011

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31920 (Commission File Number)	20-0194477 (IRS Employer Identification No.)

One Town Center Boulevard, 17th Floor East Brunswick, New Jersey (Address of principal executive offices)	08816 (Zip Code)

Registrant’s telephone number, including area code:  (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 13, 2011, K-Sea Transportation Partners L.P. (the “Partnership”), K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), K-Sea IDR Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the General Partner (“K-Sea IDR”), Kirby Corporation, a Nevada corporation (“Kirby”), KSP Holding Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Kirby (“Holding Sub”), KSP LP Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Kirby (“LP Sub”), KSP Merger Sub, LLC, a Delaware limited liability company wholly owned by Holding Sub and LP Sub (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Partnership (the “Merger”), with the Partnership surviving the Merger as a wholly owned subsidiary of Kirby.

Subject to the terms and conditions of the Merger Agreement, if the Merger is completed, (i) each outstanding common unit of the Partnership will be converted into the right to receive, at the election of the holder, either (a) $8.15 in cash or (b) $4.075 in cash and 0.0734 of a share of Kirby’s common stock, (ii) each outstanding preferred unit of the Partnership will be converted into the right to receive $4.075 in cash and 0.0734 of a share of Kirby’s common stock and (iii) each outstanding general partner unit will be converted into the right to receive $8.15 in cash.  The incentive distribution rights, which are owned by K-Sea IDR, will be converted into the right to receive $18 million in cash.

The board of directors of GP LLC, acting upon the unanimous recommendation of its conflicts committee, which is comprised of independent directors, unanimously approved the Merger Agreement.  Additionally, KA First Reserve, LLC, the holder of the preferred units, EW Transportation LLC, EW Transportation Corp. and EW Holdings Corp., have each executed Support Agreements (the “Support Agreements”) agreeing to vote their units in the Partnership in favor of the proposed transaction.  Collectively, KA First Reserve, LLC, EW Transportation LLC, EW Transportation Corp. and EW Holdings Corp. own a sufficient number of units to approve the Merger.

The Merger Agreement provides that the Partnership is subject to a “no-solicitation” covenant, which, subject to certain exceptions, restricts the Partnership’s ability to (i) solicit or initiate, or knowingly encourage the submission of competing proposals, (ii) participate in any discussions or negotiations regarding, or furnish to any person any confidential information with respect to or in connection with, or knowingly facilitate or otherwise cooperate with, any competing proposal, (iii) enter into any agreement with respect to any competing proposal or (iv) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any person existing on the date of the Merger Agreement.  The no-solicitation restriction does not prohibit discussions or negotiations with any party that submits an unsolicited written acquisition proposal that did not result from a breach by the Partnership of the no-solicitation covenant if the board of directors of GP LLC or the conflicts committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that such proposal is reasonably likely to constitute or lead to a superior proposal and that failure to take such action is reasonably likely to constitute a violation of its fiduciary duties to the Partnership’s unitholders under applicable law.

Subject to certain restrictions and conditions, the Partnership or Kirby may terminate the Merger Agreement.  Either the Partnership or Kirby may terminate the Merger Agreement if (i) the Merger has not been consummated on or before September 30, 2011 (or November 29, 2011 if the deadline has been extended in accordance with the terms of the Merger Agreement) or (ii) a regulatory authority has permanently restrained, enjoined or otherwise prohibited the consummation of the Merger or made the Merger illegal.  Kirby may terminate the Merger Agreement if (a) the Partnership breaches certain representations, warranties, covenants or other agreements contained in the Merger Agreement, (b) the necessary unitholder approvals are not obtained, (c) the board of directors of GP LLC changes its recommendation of the transaction or the Company shall have materially breached the non-solicitation covenant, (d) the Partnership suffers a material adverse effect or (e) a court order or certain legal restraints or prohibitions exist with respect to certain terms of the Merger Agreement (i) requiring the Partnership to act or fail to act in a way that but for that court order or legal restraints or prohibitions would be in breach of the no-solicitation covenant or (ii) reducing or limiting Kirby’s rights in any material respect concerning the no-solicitation covenant or the termination fee and expense reimbursement obligations of the Partnership under the Merger Agreement.  The Partnership may terminate the Merger Agreement if (x) Kirby breaches certain representations, warranties, covenants or other agreement contained in the Merger agreement, (y) Kirby suffers a material adverse effect or (z), prior to obtaining the necessary unitholder approvals, in order to enter into an agreement relating to a superior competing proposal.  In the event of termination, the Partnership may be obligated to pay up to $3 million of the expenses of Kirby and may be obligated to pay Kirby a termination fee of $12 million.  In addition, the Merger Agreement may be terminated by the mutual consent of the Partnership and Kirby.  In addition, the Merger Agreement is subject to the closing condition that Kirby be satisfied in its reasonable discretion as to the Partnership’s tax classification.

The Merger Agreement is subject to customary closing conditions, including, among other things, (i) approval by the affirmative vote of holders of a majority of the common units and preferred units voting together as a single class, (ii) approval by the affirmative vote of the holders of a majority of the preferred units voting separately as a class, (iii) receipt of applicable regulatory approvals, (iv) the effectiveness of a registration statement on Form S-4 with respect to the issuance of Kirby’s common stock in connection with the Merger and (v) approval for listing of the shares of Kirby common stock to be issued in connection with the Merger on the New York Stock Exchange.

The Merger Agreement is attached to this report to provide the Partnership’s unitholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Partnership or Kirby in the Partnership’s or Kirby’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Partnership or Kirby. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which  Kirby or the Partnership may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

Support Agreements

On March 13, 2011, KA First Reserve, LLC, EW Transportation LLC, EW Transportation Corp. and EW Holdings Corp. each entered the Support Agreements with, Kirby, Merger Sub, KSP Holding Sub and KSP LP Sub, pursuant to which they agreed to support the Merger by, among other things, voting their preferred units and common units in favor of the Merger and against any alternative transaction.  The Support Agreements will automatically terminate if the Merger Agreement is terminated.  In addition, these unitholders may terminate the Support Agreements in the event the board of GP LLC changes its recommendation of the transaction.  The Form of Support Agreement is attached hereto as Exhibit 10.1 to this report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 13, 2011, the Partnership issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise to be subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Important Information For Investors And Unitholders

In connection with the proposed Merger, Kirby will file with the Securities Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of the Partnership and a prospectus of Kirby.  The definitive proxy statement/prospectus will be mailed to the unitholders of the Partnership. INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KIRBY AND THE PARTNERSHIP AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of Kirby’s registration statement on Form S-4 and the proxy statement/prospectus when they are available and other documents containing information about Kirby and the Partnership, without charge, at the SEC’s web site at www.sec.gov.  Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the Partnership’s website at www.k-sea.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Partnership and its directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders in respect of the proposed merger. Information about these persons can be found in the Partnership’s annual report on Form 10-K for the year ended June 30, 2010, as filed with the SEC on September 13, 2010. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed merger.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number		Description
2.1	—

Agreement and Plan of Merger, dated March 13, 2011, by and among, K-Sea Transportation Partners L.P., K-Sea General Partner L.P., K-Sea General Partner GP LLC, K-Sea IDR Holdings LLC, Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC and KSP Merger Sub, LLC.*

10.1	—	Form of Support Agreement

99.1	—	Press Release issued by K-Sea Transportation Partners L.P., dated March 13, 2011.

*                                         The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership agrees to furnish supplementally a copy of the omitted exhibits and schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

		By:	K-SEA GENERAL PARTNER L.P.,
its general partner

			By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: March 14, 2011	By:	/s/ Terence P. Gill
Terrence P. Gill
Chief Financial Officer

Exhibit Index

(d)  Exhibits.

Exhibit Number		Description
2.1	—

Agreement and Plan of Merger, dated March 13, 2011, by and among, K-Sea Transportation Partners L.P., K-Sea General Partner L.P., K-Sea General Partner GP LLC, K-Sea IDR Holdings LLC, Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC and KSP Merger Sub, LLC.*

10.1	—	Form of Support Agreement

99.1	—	Press Release issued by K-Sea Transportation Partners L.P., dated March 13, 2011.

*                                         The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership agrees to furnish supplementally a copy of the omitted exhibits and schedules to the SEC upon request.